SCHEDULE 14C

                            SCHEDULE 14C INFORMATION
              Information Statement Pursuant 14c of the Securities
                      Exchange Act of 1934 (Amendment No. )

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( )  Confidential, for Use of the Commission Only (as permitted by rule
     14c5(d)(2))

( )  Definitive Information Statement

                      COSMOZ INFRASTRUCTURE SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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              N/A

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     to Exchange Act Rule 0-11(I):

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4)   Proposed maximum aggregate value of transaction:

              $

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     was determined.

(  ) Check box if any  part of  the fee is offset as provided  by  Exchange  Act
     Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was
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

                      COSMOZ INFRASTRUCTURE SOLUTIONS, INC.
                            (a Delaware Corporation)
                         199 California Drive, Suite 207
                           Millbrae, California 94030
                  (Principle Executive Offices of the Company)

          NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

      NOTICE IS HEREBY GIVEN that certain shareholders of Cosmoz Infrastructure Solutions, Inc.(hereinafter referred to as the "Company"), having more than fifty percent (50%)of the total voting shares of the Company, have provided their written consent to the proposed actions as set forth in the Information Statement, which actions shall take effect no sooner than 20 calendar days following the mailing of the herein Information Statement. The certain shareholder's written consents cover the following shareholder actions:

(i) an Action by Written Consent dated August 7, 2001, of the Stockholders of the Company on the amendment to the Articles of Incorporation of the Company, as amended, to increase the number of shares authorized for issuance from 200,000,000 to 900,000,000;

(ii) an Action by Written  Consent dated August 7, 2001, of the  Stockholders of
the   Company   on   the   acquisition   of  the   minority   held   shares   of
FinancialContent.com, Inc.;

(iii)an Action by Written Consent dated August 7, 2001, of the stockholders of the Company on the amendment to the Articles of Incorporation of the Company to change the name of the Company to FinancialContent, Inc.; and

(iv) an Action by Written Consent dated August 7, 2001, of the stockholders of the Company on the reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board of Directors ("Directors") of the Company to be in the best interests of the Company.

As of August 7, 2001, there were 155,999,558 Class A Common Stock shares issued and outstanding for any matter that may be voted upon by the shareholders of the Company. This Information Statement will be mailed to all shareholders of record as of August 7, 2001.

By order of the Board of Directors.                              October 3, 2001

Wilfred Shaw
Chief Executive Officer
Cosmoz Infrastructure Solutions, Inc.


                      COSMOZ INFRASTRUCTURE SOLUTIONS, INC.
                            (a Delaware Corporation)
                         199 California Drive, Suite 207
                           Millbrae, California 94030
                  (Principle Executive Offices of the Company)

                              INFORMATION STATEMENT

                  DATE FIRST MAILED TO SHAREHOLDERS OF RECORD:
                                October 15, 2001

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the shareholders of record of Cosmoz Infrastructure Solutions, Inc., a Delaware corporation (the "Company"), as of August 7, 2001, pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended. Certain shareholders having more than fifty percent (50%)of the total voting shares of the Company have provided their written consent to the proposed actions as set forth within this Information Statement, which actions shall take effect no sooner than 20 calendar days following the mailing of the herein Information Statement. The certain shareholder's written consents cover the following shareholder actions:


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

(i) an Action by Written Consent dated August 7, 2001, of the Stockholders of the Company on the amendment to the Articles of Incorporation of the Company, as amended, to increase the number of shares authorized for issuance from 200,000,000 to 900,000,000;

(ii)   an Action by Written Consent dated August 7, 2001, of the Stockholders of
       the  Company  on  the   acquisition   of  the  minority  held  shares  of
       FinancialContent.com, Inc.;

(iii) an Action by Written Consent dated August 7, 2001, of the stockholders of the Company on the amendment to the Articles of Incorporation of the Company to change the name of the Company to FinancialContent, Inc.; and

(iv) an Action by Written Consent dated August 7, 2001, of the stockholders of the Company on the reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board of Directors ("Directors") of the Company to be in the best interests of the Company.

A copy of the Written Consents are attached as Exhibit "A" to this Information Statement.

Management of the Company is utilizing the Written Consents in order to save expense and time.

Certain shareholders of the Company having more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock (the "Common Stock") have provided written consents to (1) increase the number of shares authorized for issuance, (2) acquire the minority held shares of FinancialContent.com, Inc., (3) change the name of the Company to FinancialContent, Inc., and (4) approve a reverse stock split between 1-for 20 to 1-for 80, thereby ensuring the increase of authorized shares for issuance, the acquisition of the shares of FinancialContent.com, Inc., the name change, and reverse stock split. See "Vote Required"; "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". See "Matters Set Forth in the Written Consents".

Shareholders of record at the close of business on August 7, 2001 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 199 California Drive, Suite 207, Millbrae, California 94030, and the Company's telephone number is 650.652.3991.


                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents contain:

(i) a Resolution dated August 7, 2001, to amend the Articles of Incorporation of the Company, as amended, to increase the number of shares authorized for issuance from 200,000,000 to 900,000,000;

(ii) a Resolution dated August 7, 2001 to acquire the minority held shares of FinancialContent.com, Inc.;

(iii) a Resolution dated August 7, 2001 to amend the Articles of Incorporation of the Company to change the name of the Company to FinancialContent, Inc.; and

(iv) a Resolution dated August 7, 2001 to approve a reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board of Directors of the Company to be in the best interests of the Company.

Shareholders representing 75.937% of the currently issued and outstanding shares of Common Stock, have executed the Written Consents, thereby ensuring the increase of the number of shares authorized for issuance, the acquisition of the minority held shares of FinancialContent.com, Inc., the change of the name of the Company to FinancialContent, Inc., and the reverse stock split. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."


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

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of August 7, 2001:

                                               NO. OF SHARES OF  PERCENTAGE OF
                                                 COMMON STOCK     OUTSTANDING
                                                 BENEFICIALLY       COMMON
STOCKHOLDER                                         OWNED          STOCK (%)
-----------                                         -----          ---------

Wing Yu(1)..................................        175,000          0.001%
Wilfred Shaw(1).............................     78,054,880         50.035%
Asian Pacific Ventures......................      6,000,000          3.846%
Corworth Investments, Inc...................     22,356,117         14.331%
Tupelo Investments, Ltd.....................      5,780,303          3.705%
Times Square International, Ltd.............      6,270,000          4.019%
                                                 ----------         -------
                                                118,636,300         75.937%

-------------

(1) Messrs. Yu and Shaw are officers and Directors of Cosmoz Infrastructure Solutions, Inc.

                                  VOTE REQUIRED

Counterpart copies of the Written Consents evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated consent delivered by the Company in order to effectuate the matters set forth therein. As of August 7, 2001 (the dates of the Written Consents), 155,999,558 shares of Common Stock were issued and outstanding, thus, Stockholders representing no less than 77,999,800 shares of Common Stock were required to execute the Written Consents to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 118,636,300 shares of Common Stock, or 75.937% of the outstanding Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the increase of the number of shares authorized for issuance, the acquisition of the minority held shares of FinancialContent.com, Inc., the change of the name of the Company to FinancialContent, Inc., and the reverse stock split.


                     OTHER INFORMATION REGARDING THE COMPANY

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of August 7, 2001, by (i) each of the current Executive Officers and Directors of the Company (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group. (1)

PERCENT OF                                                   NUMBER OF
SHARES                                                          SHARES
NAME                                                             OWNED

Wing Yu..................................................      175,000
*
Wilfred Shaw (2).........................................   78,054,880
50.035%

Owen Nacarrato...........................................         --
*

Corworth Investments, Inc................................   22,356,117
14.331%


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

Asian Pacific Ventures   ................................    6,000,000
3.846%

All officers and directors as a group (3 persons)........   78,229,880
50.148%

----------------
* Represents less than 1% of the outstanding Common Stock

(1)    Based upon 155,999,558 shares outstanding.


(2) Does not include 6,000,000 shares of Common Stock owned by Asian Pacific Ventures, a related party to Wilfred Shaw, Chairman and Chief Executive Officer.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors, executive officers and other management employees and their respective ages and positions as of August 7, 2001, are as follows.

Name                       Age              Title
-----------------------------------------------------------------------------
Wilfred Shaw               31               Director, Chairman, CEO, Secretary
Wing Yu                    32               Director, Chief Operating Officer
Owen Nacarrato             51               Director (non-employee)


Wilfred Shaw has been our chairman of the board of directors since our formation. We have entered into a consulting contract with SharpManagement, LLC, for the services of Mr. Shaw to perform the duties of the Chief Executive Officer. Mr. Shaw is the managing member of SharpManagement, LLC. Mr. Shaw has spent the last eight years in the venture capital and investment industries, serving as Vice President for Business Development for Intertech Group, a conglomerate of small companies based in Southeast Asia. From 1994 to 1996, Mr. Shaw was employed as the Vice President for Business Development for IG International, Inc., a pharmaceutical company based in the San Francisco Bay area. Mr. Shaw earned his Bachelor of Arts in Economics degree at Saint Mary's College.

Wing Yu, director and COO, has served as director since December of 1999, and as COO since May of 2000. Prior to serving as COO, Mr. Yu was our Vice President of Web Development. Prior to joining us, Mr. Yu was a teacher and a freelance Apple Macintosh developer for 6 years. While coordinating online advertising for Ticketmaster.com CitySearch.com Online, he developed various websites as a freelance web developer. He holds a Bachelor of Arts in History from Occidental College, and a Masters in Arts degree in Instructional Technology. Mr. Yu is also currently the Chief Executive Officer of FinancialContent.com, Inc.

Owen Nacarrato, director, is not an employee of ours. For more than the past six years, Mr. Nacarrato, an attorney, has practiced law as a sole practitioner in Irvine, CA. Mr. Nacarrato formerly served as our lead securities counsel. Mr. Nacarrato is admitted to the bar in the State of California.

EXECUTIVE COMPENSATION

Effective 1/1/2000, we entered into an agreement with SharpManagement, LLC, an entity entirely controlled by Wilfred Shaw, to secure the services of Wilfred Shaw as our CEO. Under the original terms of the agreement, we are obligated to pay to SharpManagement an initial payment of $180,000.00, and annual payments of $180,000.00. On July 30, 2001, SharpManagement, LLC agreed to a salary reduction to $60,000.00 per year for Mr. Shaw's services.

Wing Yu, a director, was promoted to chief operating officer on May 11, 2000. On July 30, 2001, Mr. Yu agreed to a salary reduction to $72,000.00 per year.


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

Owen Nacarrato was appointed as our director on April 10, 2000. On March 20, 2000, Mr. Nacarrato executed a director's agreement in which he was granted options to purchase 250,000 restricted shares of our common stock for $0.5938 per share.

STOCK OPTIONS

On November 17, 1999, our Board of directors approved our 1999 stock options plan. On December 20, 1999, our shareholders, at our annual meeting, approved the plan, and authorized a pool of 6,000,000 shares of common stock to be issued according to the plan. The plan authorizes both incentive stock options and non-statutory stock options. As of date, no shares have been issued under either of these stock options plan.

EMPLOYEE COMPENSATION

We  do  not  yet  have  a   compensation   committee  that  approves  or  offers
recommendations on compensation for our employees.

LEGAL PROCEEDINGS

There are no pending lawsuits involving the Company or officers or Directors of the Company in such capacities.

CERTAIN TRANSACTIONS

Effective as of January 16, 2001, the company arranged for the satisfaction and discharge of the amount owed to SharpManagement, LLC for deferred compensation in the amount of $360,000.00 owed from the Company to SharpManagement, LLC. In consideration for the satisfaction of this loan, the Company issued Corworth 15,000,000 Shares of Common Stock.

On July 11, 2001, the Company applied with the Securities Exchange Commission ("Commission") to withdraw its Form S-1 Registration Statement filed with the Commission on August 24, 2000, (file No. 333-44406). The Form S-1 had not yet taken effect, and was withdrawn because the information provided in the Form S-1 was out of date and no longer accurate given the changes within the Company from the filing of the registration statement. Further, the decline of the share price of the Company's common stock since the filing of the S-1 Registration Statement on August 24, 2000 rendered the subscription agreement underlying the registration statement unworkable.

On July 31, 2001, we entered into a securities purchase agreement with our Chief Executive Officer, Wilfred Shaw, pursuant to which Wilfred Shaw purchased 76,528,082 shares of our Common Stock in exchange for a $100,000.00 cash investment.

           AUTHORIZATION OF INCREASE OF SHARES AUTHORIZED FOR ISSUANCE

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to amend the Corporation's Certificate of Incorporation, as amended, to increase the aggregate number of shares authorized for issuance from 200,000,000 shares to 900,000,000 shares.

REASONS FOR APPROVING THE INCREASE OF SHARES AUTHORIZED FOR ISSUANCE

The purpose for the increase of shares authorized for issuance the Corporation is the following: The Company is competing in a dynamic and rapidly evolving technology marketplace where the competitive pressures are very high and companies with access to capital and with the flexibility to acquire emerging technologies or synergistic businesses have greater opportunities for corporate growth. To take advantage of these opportunities the Corporation needs an adequate supply of authorized unissued shares available for use primarily in connection with corporate acquisitions, raising additional capital for operations, and granting shares to key employees to retain and award their services to the Company. The pending acquisition of the minority interests of FinancialContent.com, Inc. is an example of the type of opportunities available to the Company.


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

GENERAL EFFECT ON THE COMPANY

The additional shares which the Board would be authorized to issue upon approval of the proposed Resolution, if so affirmed, would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our Common Stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

   AUTHORIZATION TO ACQUIRE MINORITY INTERESTS IN FINANCIAL CONTENT.COM, INC.

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to acquire the minority held shares of FinancialContent.com, Inc. The Corporation shall acquire the minority held shares of FinancialContent.com, Inc. in exchange for shares of the Company in an amount to be determined at the discretion of the Board.

REASONS  FOR   APPROVING   THE   ACQUISITION   OF  THE  MINORITY   INTERESTS  IN
FINANCIALCONTENT.COM, INC.

The   purpose   for   the    acquisition   of   the   minority    interests   in
FinancialConent.com, Inc. is as follows: The Company is currently the majority shareholder of FinancialContent.com, Inc. The minority shareholders have offered to exchange shares of FinancialContent.com, Inc. for shares of the Company. The Directors believe the acquisition of the minority shares of FinancialContent to be a compelling investment opportunity for the Company that will increase opportunities for both FinancialContent.com, Inc. and the Company.

GENERAL EFFECT ON THE COMPANY

The shares which the Board will issue to acquire the minority held interests of FinancialContent.com, Inc. will have a dilutive effect upon the percentage of equity owned by present stockholders in the Company. However, the Board believes that the benefits of increasing its ownership interests in FinancialContent.com, Inc. will outweigh the dilutive effects to the Company's current equity holders. The issuance of the additional shares might be disadvantageous to current stockholders in that the issuance would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our Common Stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

                         AUTHORIZATION OF CHANGE OF NAME

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to amend the Corporation's Certificate of Incorporation, as amended, to effect a change in the name of the Corporation from Cosmoz Infrastructure Solutions, Inc. to FinancialContent, Inc."


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

REASONS FOR APPROVING THE CHANGE OF NAME

The purpose for the name change is to have a corporate name that is in line with the nature of company's business and fits into the long-term business direction that the corporation is positioning itself in. Upon acquiring 100% of the shares of FinancialContent.com, Inc., the Company intends to concentrate its business operations and building and developing the business of FinancialContent.com, Inc.

GENERAL EFFECT ON THE COMPANY

The change of name will have no effect on the Company.

                  AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT

INTRODUCTION

Under the resolution passed by a majority of the shareholders, the Company agrees to effect a reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board to be in the best interests of the Corporation, on a record date no later than December 31, 2001

REASONS FOR APPROVING A REVERSE STOCK SPLIT

There are various reasons for the proposed Reverse Split, the foremost of which is to increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available

Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread")

Further, the Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would thus likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Split. A failure of the stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the Reverse Split may result in a disproportionately increased value of the market value of the Company's Common Stock.

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

GENERAL EFFECT ON THE COMPANY

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer share of our Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split, will not, by itself, impact our assets or properties, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Reverse Stock Split will not result in some stockholders owning "odd-lots." All fractional share holdings shall be rounded up to whole numbers. For example, if a shareholder owns 100 shares of Old Common Stock, after a 60 to 1 Reverse Stock Split, that shareholder will now own 2 shares of New Common Stock, not 1 2/3 shares of New Common Stock.


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

Based on approximately 155,999,558 shares of Common Stock issued and outstanding as of February 7, 2001, the following table reflects a range of the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that will be outstanding as a result of the Reverse Stock Split (not accounting for any proposed increase in our authorized shares as described above):

PROPOSED REVERSE                    PERCENTAGE                SHARES TO BE
STOCK SPLIT                         REDUCTION                 OUTSTANDING
----------------                    ----------                ------------

1 for 20                                 95.0%                  7,799,978
1 for 30                                 96.7%                  5,199,986
1 for 40                                 97.5%                  3,899,989
1 for 50                                 98.0%                  3,119,992
1 for 60                                 98.4%                  2,599,992
1 for 70                                 98.6%                  2,228,566
1 for 80                                 98.8%                  1,949,995



All outstanding options, warrants, rights and convertible securities will be appropriately adjusted for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in us except for those stockholders who would receive cash in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

Shares of Common Stock Issued and Outstanding

We are currently authorized to issue a maximum of 200,000,000 shares of Common Stock (although, our shareholders have agreed to increase the number of authorized shares to 900,000,000.) As of August 7, 2001, there were 155,999,558 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to (a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (b) the applicable number (which will be from 20 to 80 as determined by the Board) in accordance with the ratio of the Reverse Stock Split, and (c) increased by the rounding up of any fractional shares to whole shares. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the Reverse Stock Split. Our Common Stock is currently registered under
Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not the first step in, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Additionally, the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

         As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares may be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.


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

Effectiveness of Reverse Stock Split

The Reverse Stock Split will be effected at a ratio ranging from one-for-twenty to one-for-eighty, at the Board's sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including, but not limited to, analysis of the most recent fiscal quarter of the Company, general economic conditions, and the existing and expected marketability and liquidity of our Common Stock. The judgment of the Board regarding the ratio will be conclusive.

The Reverse Stock Split will be effective upon the close of business on the date of filing of the Reverse Stock Split Amendment with the Delaware Secretary of State. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board reserves the right to delay filing the Reverse Stock Split Amendment until December 31, 2001.

Commencing on the filing date of the Reverse Stock Split Amendment, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and each stockholder of record who owns a fewer number of shares of our Common Stock than the Reverse Stock Split ratio shall have his or her fractional shares rounded up to equal one whole share of New Common Stock. As soon as practicable after the filing date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock. We intend to use American Stock Transfer as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of the Written Consents. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, tax-exempt organizations, broker-dealers or insurance companies). Further, this discussion does not address non-U.S. or state or local considerations. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them. The receipt of New Common Stock solely in exchange for Old Common Stock generally will not result in recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefore; and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefore, provided that the Old Common Stock was held as a capital asset as of the date of the exchange. Generally, stockholders who receive a rounding up of fractional shares will be treated as if they received a stock dividend; and those stockholders generally will recognize gain equal to the difference of the value of the per share price value of the New Common Stock less the value of the fractional shares rounded up. We will not recognize any gain or loss as a result of the Reverse Stock Split.

Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or Bylaws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment.


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

                                    EXHIBIT A

                      COSMOZ INFRASTRUCTURE SOLUTIONS, INC.

                  NOTICE PUSUANT TO SECTION 228 OF THE GENERAL
                                 CORPORATION LAW

To: All Stockholders

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Cosmoz Infrastructure Solutions, Inc. by written consent dated August 7, 2001 have duly adopted the following resolution:

       "a resolution approving an amendment to the Corporation's Certificate of Incorporation, as amended, to increase the aggregate number of shares authorized for issuance from 200,000,000 shares to 900,000,000 shares.

2. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Cosmoz Infrastructure Solutions, Inc. by written consent dated August 7, 2001 have duly adopted the following resolution:

       "a resolution approving the acquisition of the minority held shares of FinancialContent.com, Inc. in exchange for shares of the Corporation in an amount to be determined at the discretion of the Board."

3. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Cosmoz Infrastructure Solutions, Inc. by written consent dated August 7, 2001 have duly adopted the following resolution:

       "a resolution approving an amendment to the Corporation's Certificate of Incorporation, as amended, which will effect a change in the name of the Corporation from Cosmoz Infrastructure Solutions, Inc.
       to FinancialContent, Inc."

4. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Cosmoz Infrastructure Solutions, Inc. by written consent dated August 7, 2001 have duly adopted the following resolution:

       "a resolution authorizing a reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board to be in the best interests of the Corporation, on a record date no later than December 31, 2001.

DOCUMENTS INCORPORATED BY REFERENCE

The Company incorporates herein by reference its Form 10KSB for the period ending June 30, 2001, filed on September 28, 2001, File No.: 000-28377.


DATE: October 3, 2001


BY: /S/  Wilfred Shaw
---------------------
         Wilfred Shaw
         Chairman and Chief Executive Officer


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